Exhibit 10.14

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

OF

JEFFREY W. EDWARDS

This Amendment No. 1 to Employment Agreement (this “Amendment”), dated and effective as of November 1, 2016, is made by and among Installed Building Products, Inc., a Delaware corporation, having its principal offices at 495 South High Street, Suite 50, Columbus, Ohio 43215 (the “Company”), Installed Building Products, LLC, a Delaware limited liability company (“IBP LLC”), and Jeffrey W. Edwards (the “Executive”).

RECITALS

WHEREAS, on November 1, 2013, the parties entered into an Employment Agreement (the “Agreement”), pursuant to which the Company and IBP LLC employed the Executive as their respective Chief Executive Officer and President; and

WHEREAS, the parties desire to amend the Agreement to modify certain terms thereof in the manner set forth below; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and intending to be legally bound hereby, the parties agree as follows:

1. Term of Employment. Section 1 of the Agreement is hereby amended to extend the Expiration Date of the Agreement from November 1, 2016 to November 1, 2019.

2. Resignation without Good Reason. Section 5.6 of the Agreement shall be amended to read in its entirety as follows:

5.6. Resignation Without Good Reason. Upon ninety (90) days’ prior written notice by the Executive to the Company and IBP LLC of the Executive’s voluntary termination of employment without Good Reason (which the Company or IBP, LLC, may in its sole discretion, make effective earlier than any notice date).

3. References to Agreement and Ratification. Each reference to the Agreement that is made in the Agreement or in any other document shall hereafter be construed as a reference to the Agreement as amended hereby. Except as modified in this Amendment, all terms and provisions of the Agreement are ratified and shall remain in full force and effect.

4. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

5. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

INSTALLED BUILDING PRODUCTS, LLC

By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

/s/ Jeffrey W. Edwards
Jeffrey W. Edwards